FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         GEORGIA POWER CAPITAL TRUST II
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             (Exact name of registrant as specified in its charter)


               DELAWARE                            51-6505001
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(State of incorporation or organization) (IRS Employer Identification No.)


                333 Piedmont Avenue, NE, Atlanta, Georgia 30308
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               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                    Name of each exchange
             Title of each class                   on which each class is
             to be so registered                    to be so registered
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7.60% Trust Preferred Securities                   New York Stock Exchange
      (liquidation amount $25 per
          Preferred Security)

Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
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Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 7.60% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Georgia Power Capital Trust II, a Delaware business trust ("Georgia Power Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, as amended, of Georgia Power Company and Georgia Power Capital, Registration Nos. 333-06037, 333-06037-01, 333-06037-02 and 333-06037-03, filed pursuant to the Securities
Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus supplement subsequently filed by Georgia Power Company and Georgia Power Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

                 1   --  Registration  Statement  on Form S-3,  as  amended,
                         filed  by  Georgia  Power  Company  and  Georgia  Power
                         Capital  (Registration  Nos.  333-06037,  333-06037-01,
                         333-06037-02,   and  333-06037-03)  (the  "Registration
                         Statement") (incorporated herein by reference).

                4(a) -- Certificate of Trust of Georgia Power Capital (designated in the Registration Statement as Exhibit 4.3-B and incorporated herein by reference).

                4(b) -- Certificate of Amendment to Certificate of Trust of Georgia Power Capital (designated in the Registration Statement as Exhibit 4.3-B(1) and incorporated herein by reference).

                4(c) -- Form of Amended and Restated Trust Agreement of Georgia Power Capital (designated in the Registration Statement as Exhibit 4.5-B and incorporated herein by reference).

                4(d) -- Form of Subordinated Note Indenture between Georgia Power Company and The Chase Manhattan Bank, as trustee (designated in the Registration Statement as Exhibit
                         4.1 and incorporated herein by reference).


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                                      - 2 -

                 4(e) -- Form of Supplemental  Indenture to Subordinated Note
                         Indenture between Georgia Power Company and The Chase Manhattan Bank, as trustee (designated in the Registration Statement as Exhibit 4.2 and incorporated herein by reference).

                 4(f) -- Form of Guarantee Agreement of Georgia Power Company
                         with respect to the Preferred Securities (designated in
                         the   Registration   Statement  as  Exhibit  4.8-B  and
                         incorporated herein by reference).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


ated      January 10, 1997            GEORGIA POWER CAPITAL TRUST II

                                       By GEORGIA POWER COMPANY,
                                                as Depositor



                                       By       /s/Wayne Boston
                                                   Wayne Boston
                                               Assistant Secretary